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                                                                    EXHIBIT 11.3

                           APPLIEDTHEORY CORPORATION

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION (1)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period.................      15,094,336
  Weighted average shares issued during the year ended
     December 31, 1999
     (6,319,026 shares).....................................       4,397,375
                                                                ------------
                                                                  19,491,711
                                                                ============
Net loss available to common stockholders...................    $(14,067,000)
                                                                ============
Basic and diluted loss per common share.....................    $      (0.72)
                                                                ============

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(1) For a description of basic and diluted loss per share, See Note B of the
    Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.